                                                                   EXHIBIT 26(k)

SECURIAN FINANCIAL GROUP, INC.
400 Robert Street North
St. Paul, MN  55101-2098
www.securian.com
651.665.3500
                                                                 [SECURIAN LOGO]

April 27, 2016

Minnesota Life Insurance Company
400 Robert Street North
St. Paul, Minnesota 55101

RE:   File Numbers 811-4585 and 33-3233
      Post-Effective Amendment Number 38

Gentlepersons:

In my capacity as counsel for Minnesota Life Insurance Company (the "Company"), I have reviewed certain legal matters relating to the Company's Separate Account entitled Minnesota Life Variable Life Account (the "Account") in connection with Post-Effective Amendment No. 38 to its Registration Statement on Form N-6. This Post-Effective Amendment is to be filed by the Company and the Account with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933, as amended, with respect to certain variable life insurance policies (Securities and Exchange Commission File No. 33-3233).

Based upon that review, I am of the following opinion:

      1. The Account is a separate account of the Company duly created and validly existing pursuant of the laws of the State of Minnesota; and

      2. The issuance and sale of the variable life insurance policies funded by the Account have been duly authorized by the Company and such policies, when issued in accordance with and as described in the current Prospectus contained in the Registration Statement, and upon compliance with applicable local and federal laws, will be legal and binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Timothy E. Wuestenhagen

Timothy E. Wuestenhagen
Senior Counsel

TEW:mab

Securian Financial Group provides financial security for individuals and businesses through its subsidiaries including Minnesota Life Insurance Company, Advantus Capital Management, Securian Financial Services and Securian Trust Company.